Exhibit 77Q1 - Additional Items

Item 15
Foreign Sub-Custodian Newtork for State Street Bank & Trust
Market	Subcustodian	ADDRESS

Albania	Raiffeisen Bank sh.a.	Blv. "Bajram Curri" ETC - Kati 14
Tirana, Albania

Argentina	Citibank, N.A.	Bartolome Mitre 530
1036 Buenos Aires, Argentina

Australia	Citigroup Pty. Limited	120 Collins St.
Melbourne, VIC 3000, Australia
	The Hongkong and Shanghai Banking Corporation Limited	HSBC Custody and Clearing
Level 13, 580 George St.
Sydney, NSW 2000, Australia

Austria	Deutsche Bank AG	Fleischmarkt 1
A-1010 Vienna, Austria
	UniCredit Bank Austria AG	Custody Department / Dept. 8398-TZ
Julius Tandler Platz 3
A-1090 Vienna, Austria

Bahrain	HSBC Bank Middle East Limited	1st Floor, Bldg. #2505
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Road # 2832, Al Seef 428
Kingdom of Bahrain

Bangladesh	Standard Chartered Bank	Silver Tower, Level 7
52 South Gulshan Commercial Area
Gulshan 1, Dhaka 1212, Bangladesh

Belgium	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Brussels branch)	De Entrees 99-197
1101 HE Amsterdam, Netherlands

Benin	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d'Ivoire

Bermuda	HSBC Bank Bermuda Limited	6 Front Street
Hamilton, HM06, Bermuda

Federation of Bosnia and Herzegovina	UniCredit Bank d.d.	Zelenih beretki 24
71 000 Sarajevo
Federation of Bosnia and Herzegovina
Botswana	Standard Chartered Bank Botswana Limited	4th Floor, Standard Chartered House
Queens Road
The Mall
Gaborone, Botswana

Brazil	Citibank, N.A.	AV Paulista 1111
São Paulo, SP 01311-920 Brazil

Bulgaria	Citibank Europe plc, Bulgaria Branch	Serdika Offices, 10th floor
48 Sitnyakovo Blvd.
1505 Sofia, Bulgaria
	UniCredit Bulbank AD	7 Sveta Nedelya Square
1000 Sofia, Bulgaria

Burkina Faso	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d'Ivoire

Canada	State Street Trust Company Canada	30 Adelaide Street East, Suite 800
Toronto, ON Canada M5C 3G6

Chile	Banco Itaú Chile S.A.	Enrique Foster Sur 20, Piso 5
Las Condes, Santiago de Chile

People's Republic of China	HSBC Bank (China) Company Limited	33rd Floor, HSBC Building, Shanghai IFC
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	8 Century Avenue
Pudong, Shanghai, China (200120)
	China Construction Bank Corporation	No.1 Naoshikou Street
	(for A-share market only)	Chang An Xing Rong Plaza
Beijing 100032-33, China
	Citibank N.A.	39th Floor Citibank Tower
	(for Shanghai - Hong Kong Stock Connect market only)	Citibank Plaza,
3 Garden Road
Central, Hong Kong
	The Hongkong and Shanghai Banking Corporation Limited	Level 30,
	(for Shanghai - Hong Kong Stock Connect market only)	HSBC Main Building
1 Queen's Road
Central, Hong Kong
	Standard Chartered Bank (Hong Kong) Limited	15th Floor Standard Chartered Tower
	(for Shanghai - Hong Kong Stock Connect market)	388 Kwun Tong Road
Kwun Tong, Hong Kong

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Carrera 9A, No. 99-02
Bogotá DC, Colombia

Costa Rica	Banco BCT S.A.	160 Calle Central
Edificio BCT
San José, Costa Rica

Croatia	Privredna Banka Zagreb d.d.	Custody Department
Radnièka cesta 50
10000 Zagreb, Croatia
	Zagrebacka Banka d.d.	Savska 60
10000 Zagreb, Croatia

Cyprus	BNP Paribas Securities Services, S.C.A., Greece (operating through its Athens branch)	94 V. Sofias Avenue & 1 Kerasountos Str.
115 28 Athens, Greece

Czech Republic	Èeskoslovenská obchodní banka, a.s.	Radlická 333/150
150 57 Prague 5, Czech Republic
	UniCredit Bank Czech Republic and Slovakia, a.s.	BB Centrum - FILADELFIE
Zeletavská 1525/1
140 92 Praha 4 - Michle, Czech Republic

Denmark	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Danmark A/S)	Strandgade 3
0900 Copenhagen C, Denmark
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Copenhagen branch)	Bernstorffsgade 50
1577 Copenhagen, Denmark

Ecuador	Banco de la Producción S.A. PRODUBANCO	Av. Amazonas N35-211 y Japon
Quito, Ecuador

Egypt	HSBC Bank Egypt S.A.E.	6th Floor
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	306 Corniche El Nil
Maadi
Cairo, Egypt

Estonia	AS SEB Pank	Tornimäe 2
15010 Tallinn, Estonia

Finland	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Finland Plc.)	Satamaradankatu 5
00500 Helsinki, Finland
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Helsinki branch)	Securities Services
Box 630
SF-00101 Helsinki, Finland

France	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Paris branch)	De Entrees 99-197
1101 HE Amsterdam, Netherlands

Republic of Georgia	JSC Bank of Georgia	29a Gagarini Str.
Tbilisi 0160, Georgia

Germany	Deutsche Bank AG	Alfred-Herrhausen-Allee 16-24
D-65760 Eschborn, Germany

Ghana	Standard Chartered Bank Ghana Limited	P. O. Box 768
1st Floor
High Street Building
Accra, Ghana

Greece	BNP Paribas Securities Services, S.C.A.	94 V. Sofias Avenue & 1 Kerasountos Str.
115 28 Athens, Greece

Guinea-Bissau	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d'Ivoire

Hong Kong	Standard Chartered Bank (Hong Kong) Limited	15th Floor Standard Chartered Tower
388 Kwun Tong Road
Kwun Tong, Hong Kong

Hungary	Citibank Europe plc Magyarországi Fióktelepe	7 Szabadság tér, Bank Center
Budapest, H-1051 Hungary
	UniCredit Bank Hungary Zrt.	6th Floor
Szabadság tér 5-6
H-1054 Budapest, Hungary

Iceland	Landsbankinn hf.	Austurstræti 11
155 Reykjavik, Iceland

India	Deutsche Bank AG	Block B1, 4th Floor, Nirlon Knowledge Park
Off Western Express Highway
Goregaon (E)
Mumbai 400 063, India
	The Hongkong and Shanghai Banking Corporation Limited	11F, Building 3, NESCO - IT Park, NESCO Complex,
Western Express Highway
Goregaon (East),
Mumbai 400 063, India

Indonesia	Deutsche Bank AG	Deutsche Bank Building, 4th floor
Jl. Imam Bonjol, No. 80
Jakarta 10310, Indonesia

Ireland	State Street Bank and Trust Company, United Kingdom branch	525 Ferry Road
Edinburgh EH5 2AW, Scotland

Israel	Bank Hapoalim B.M.	50 Rothschild Boulevard
Tel Aviv, Israel 61000

Italy	Deutsche Bank S.p.A.	Investor Services
Via Turati 27 - 3rd Floor
20121 Milan, Italy

Ivory Coast	Standard Chartered Bank Côte d'Ivoire S.A.	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d'Ivoire

Japan	Mizuho Bank, Limited	4-16-13, Tsukishima, Chou-ku
Tokyo 104-0052, Japan
	The Hongkong and Shanghai Banking Corporation Limited	HSBC Building
11-1 Nihonbashi 3-chome, Chuo-ku
Tokyo 1030027, Japan

Jordan	Standard Chartered Bank	Shmeissani Branch
Al-Thaqafa Street, Building # 2
P.O. Box 926190
Amman 11110, Jordan

Kazakhstan	JSC Citibank Kazakhstan	Park Palace, Building A,
41 Kazibek Bi street,
Almaty 050010, Kazakhstan

Kenya	Standard Chartered Bank Kenya Limited	Custody Services
Standard Chartered @ Chiromo, Level 5
48 Westlands Road
P.O. Box 40984 - 00100 GPO
Nairobi, Kenya

Republic of Korea	Deutsche Bank AG	18th Fl., Young-Poong Building
33 Seorin-dong
Chongro-ku, Seoul 110-752, Korea
	The Hongkong and Shanghai Banking Corporation Limited	HSBC Building #25
1-Ka Bongrae-Dong
Chung-ku, Seoul 100-161, Korea

Kuwait	HSBC Bank Middle East Limited	Kuwait City, Qibla Area
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Hamad Al-Saqr Street
Kharafi Tower, G/1/2 Floors
P. O. Box 1683, Safat 13017, Kuwait

Latvia	AS SEB banka	Unicentrs, Valdlauèi
LV-1076 Kekavas pag., Rigas raj., Latvia

Lebanon	HSBC Bank Middle East Limited	St. Georges Street, Minet El-Hosn
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Beirut 1107 2080, Lebanon

Lithuania	AB SEB bankas	Gedimino av. 12
LT 2600 Vilnius, Lithuania

Malawi	Standard Bank Limited	Kaomba Centre
Cnr. Victoria Avenue & Sir Glyn Jones Road
Blantyre, Malawi

Malaysia	Deutsche Bank (Malaysia) Berhad	Domestic Custody Services
Level 20, Menara IMC
8 Jalan Sultan Ismail
50250 Kuala Lumpur, Malaysia
	Standard Chartered Bank Malaysia Berhad	Menara Standard Chartered
30 Jalan Sultan Ismail
50250 Kuala Lumpur, Malaysia

Mali	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d'Ivoire

Mauritius	The Hongkong and Shanghai Banking Corporation Limited	5th Floor, HSBC Centre
18 Cybercity
Ebene, Mauritius

Mexico	Banco Nacional de México, S.A.	3er piso, Torre Norte
Act. Roberto Medellín No. 800
Col. Santa Fe
Mexico, DF 01219

Morocco	Citibank Maghreb	Zénith Millénium Immeuble1
Sidi Maârouf - B.P. 40
Casablanca 20190, Morocco

Namibia	Standard Bank Namibia Limited	Standard Bank Center
Cnr. Werner List St. and Post St. Mall
2nd Floor
Windhoek, Namibia

Netherlands	Deutsche Bank AG	De Entrees 99-197
1101 HE Amsterdam, Netherlands

New Zealand	The Hongkong and Shanghai Banking Corporation Limited	HSBC House
Level 7, 1 Queen St.
Auckland 1010, New Zealand

Niger	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d'Ivoire

Nigeria	Stanbic IBTC Bank Plc.	Plot 1712
Idejo St
Victoria Island,
Lagos 101007, Nigeria

Norway	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Norge ASA)	Essendropsgate 7
0368 Oslo, Norway
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Oslo branch)	P.O. Box 1843 Vika
Filipstad Brygge 1
N-0123 Oslo, Norway

Oman	HSBC Bank Oman S.A.O.G.	2nd Floor Al Khuwair
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	PO Box 1727 PC 111
Seeb, Oman

Pakistan	Deutsche Bank AG	Unicentre - Unitowers
I.I. Chundrigar Road
P.O. Box 4925
Karachi - 74000, Pakistan

Palestine	HSBC Bank Middle East Limited	Jaffa Street, Ramallah
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	West Bank 2119, Palestine

Panama	Citibank, N.A.	Boulevard Punta Pacifica
Torre de las Americas
Apartado
Panama City, Panama 0834-00555

Peru	Citibank del Perú, S.A.	Canaval y Moreyra 480
3rd Floor, San Isidro
Lima 27, Perú

Philippines	Deutsche Bank AG	Global Transaction Banking
Tower One, Ayala Triangle
1226 Makati City, Philippines

Poland	Bank Handlowy w Warszawie S.A.	ul. Senatorska 16
00-293 Warsaw, Poland
	Bank Polska Kasa Opieki S.A	31 Zwirki I Wigury Street
02-091, Warsaw, Poland

Portugal	BNP Paribas Securities Services, S.C.A., Paris (operating through its Paris branch with support from its Lisbon branch)	3 Rue D'Antin
Paris, France Lt 1.19.01
	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Lisbon branch)	De Entrees 99-197
1101 HE Amsterdam, Netherlands

Puerto Rico	Citibank N.A.	1 Citibank Drive, Lomas Verdes Avenue
San Juan, Puerto Rico 00926

Qatar	HSBC Bank Middle East Limited	2 Fl Ali Bin Ali Tower
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Building no.: 150
Airport Road
Doha, Qatar

Romania	Citibank Europe plc, Dublin - Romania Branch	8, Iancu de Hunedoara Boulevard
712042, Bucharest Sector 1, Romania

Russia	Limited Liability Company Deutsche Bank	82, Sadovnicheskaya Street
Building 2
115035 Moscow, Russia

Saudi Arabia	HSBC Saudi Arabia Limited	HSBC Head Office, North Olaya Road
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	P.O. Box 9084,
Riyadh 11413 Saudi Arabia

Senegal	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d'Ivoire

Serbia	UniCredit Bank Serbia JSC	Omladinskih Brigada 88, Airport City
11000 Belgrade, Serbia

Singapore	Citibank N.A.	3 Changi Business Park Crescent
#07-00, Singapore 486026
	United Overseas Bank Limited	156 Cecil Street
FEB Building #08-03
Singapore 069544

Slovak Republic	UniCredit Bank Czech Republic and Slovakia, a.s.	Sancová 1/A
813 33 Bratislava, Slovak Republic

Slovenia	UniCredit Banka Slovenija d.d.	Smartinska 140
SI-1000 Ljubljana, Slovenia

South Africa	FirstRand Bank Limited	Mezzanine Floor
3 First Place Bank City
Corner Simmonds & Jeppe Sts.
Johannesburg 2001
Republic of South Africa
	Standard Bank of South Africa Limited	3rd Floor, 25 Sauer St.
Johannesburg 2000
Republic of South Africa

Spain	Deutsche Bank S.A.E.	Calle de Rosario Pino 14-16,
Planta 1
28020 Madrid, Spain

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	24, Sir Baron Jayatilake Mawatha
Colombo 01, Sri Lanka

Republic of Srpska	UniCredit Bank d.d.	Zelenih beretki 24
71 000 Sarajevo
Federation of Bosnia and Herzegovina

Swaziland	Standard Bank Swaziland Limited	Standard House, Swazi Plaza
Mbabane, Swaziland H101

Sweden	Nordea Bank AB (publ)	Smålandsgatan 17
105 71 Stockholm, Sweden
	Skandinaviska Enskilda Banken AB (publ)	Sergels Torg 2
SE-106 40 Stockholm, Sweden

Switzerland	Credit Suisse AG	Uetlibergstrasse 231
8070 Zurich, Switzerland
	UBS AG	Badenerstrasse 574
8098 Zurich, Switzerland

Taiwan - R.O.C.	Deutsche Bank AG	296 Ren-Ai Road
Taipei 106 Taiwan, Republic of China
	Standard Chartered Bank (Taiwan) Limited	168 Tun Hwa North Road
Taipei 105, Taiwan, Republic of China

Tanzania	Standard Chartered Bank (Tanzania) Limited	1 Floor, International House
Corner Shaaban Robert St and Garden Ave
PO Box 9011
Dar es Salaam, Tanzania

Thailand	Standard Chartered Bank (Thai) Public Company Limited	Sathorn Nakorn Tower
14th Floor, Zone B
90 North Sathorn Road
Silom, Bangkok 10500, Thailand

Togo	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d'Ivoire

Trinidad & Tobago	Republic Bank Limited	9-17 Park Street
Port of Spain
Republic of Trinidad & Tobago, West Indies

Tunisia	Banque Internationale Arabe de Tunisie	Direction des Marches de Capitaux
1080 Tunis Cedex, Tunisia

Turkey	Citibank, A.ª.	Tekfen Tower
Eski Buyukdere Caddesi 209
Kat 3
Levent 34394 Istanbul, Turkey
	Deutsche Bank A.ª.	Eski Buyukdere Caddesi
Tekfen Tower No. 209
Kat: 17 4
Levent 34394 Istanbul, Turkey

Uganda	Standard Chartered Bank Uganda Limited	5 Speke Road
P.O. Box 7111
Kampala, Uganda

Ukraine	PJSC Citibank	16-g Dymytrova St.
Kyiv 03150, Ukraine

United Arab Emirates -	HSBC Bank Middle East Limited	HSBC Securities Services
Dubai Financial Market	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Emaar Square
Level 3, Building No. 5
P O Box 502601
Dubai, United Arab Emirates

United Arab Emirates -	HSBC Bank Middle East Limited	HSBC Securities Services

Dubai International	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Emaar Square

Financial Center		Level 3, Building No. 5
P O Box 502601
Dubai, United Arab Emirates

United Arab Emirates -	HSBC Bank Middle East Limited	HSBC Securities Services

Abu Dhabi	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Emaar Square
Level 3, Building No. 5
P O Box 502601
Dubai, United Arab Emirates

United Kingdom	State Street Bank and Trust Company, United Kingdom branch	525 Ferry Road
Edinburgh EH5 2AW, Scotland

Uruguay	Banco Itaú Uruguay S.A.	Zabala 1463
11000 Montevideo, Uruguay

Venezuela	Citibank, N.A.	Centro Comercial El Recreo
Torre Norte, Piso 19
Avenida Casanova
Caracas, Venezuela 1050

Vietnam	HSBC Bank (Vietnam) Limited	Centre Point
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	106 Nguyen Van Troi Street
Phu Nhuan District
Ho Chi Minh City, Vietnam

Zambia	Standard Chartered Bank Zambia Plc.	Standard Chartered House
Cairo Road
P.O. Box 32238
10101, Lusaka, Zambia

Zimbabwe	Stanbic Bank Zimbabwe Limited	3rd Floor
	(as delegate of Standard Bank of South Africa Limited)	Stanbic Centre
59 Samora Machel Avenue
Harare, Zimbabwe